4th Quarter 2021 Results Investor Presentation Exhibit 99.2

Cautionary Statements 1 This presentation contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; the impact of the COVID-19 pandemic on the general economy, our customers and the allowance for loan losses; the benefits that may be realized by our customers from government assistance programs and regulatory actions related to the COVID-19 pandemic; the potential impact of the phase-out of the London Interbank Offered Rate (“LIBOR”) or other changes involving LIBOR; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

Ameris Profile Operating Strength Diversification Historically top quartile adjusted return on assets (> 1.50% for last three years) Focus on expense control and improved operating efficiency Strong liquidity and continued funding opportunities Culture of disciplined banking Summary Experienced executive team with an average of 27 years banking experience in our market area Largest publicly traded bank headquartered in Atlanta, Georgia Premier Southeastern markets with attractive core deposit base Skills and leadership to continue to grow organically Capital levels to support opportunistic transactions Geographic diversification Diversified loan portfolio across product lines CRE concentrations are moderate Conservative credit culture with low levels of NPAs 2

4th Quarter 2021 Financial Results

Earnings Summary 4 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

4Q 2021 Operating Highlights 5 Net income of $81.9 million, or $1.18 per diluted share Adjusted net income(1) of $81.5 million, or $1.17 per diluted share Organic loan growth(2) of $383.9 million, or 10.4% annualized (and $536.6 million, or 14.8% annualized, exclusive of PPP loans), during 4Q21 Adjusted efficiency ratio(1) of 54.85%, compared with 56.56% in 3Q21 Adjusted ROA(1) of 1.40%, compared with 1.51% in 3Q21 Adjusted ROTCE(1) of 16.88%, compared with 17.65% in 3Q21 Net interest margin of 3.18%, compared with 3.22% in 3Q21; decrease is attributable to an increase in excess liquidity held on the balance sheet Successfully completed the acquisition of Balboa Capital Corporation, a point of sale and direct online provider of lending solutions to small and mid-sized businesses nationwide, in December 2021 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix 2 – Exclusive of loans acquired from Balboa Capital

2021 YTD Operating Highlights 6 Net income of $376.9 million, or $5.40 per diluted share Adjusted net income(1) of $368.7 million, or $5.29 per diluted share Adjusted efficiency ratio(1) of 55.00%, compared with 52.17% for 2020 Adjusted ROA(1) of 1.69%, compared with 1.56% for 2020 Adjusted ROTCE(1) of 20.19%, compared with 19.77% for 2020 Net interest margin of 3.32%, compared with 3.70% for 2020; decrease attributable to excess liquidity held on the balance sheet during 2021 Organic loan growth(2) of $727.5 million, or 5.0% (and $1.42 billion, or 10.5%, exclusive of PPP loans), in 2021 Non-performing assets decreased five basis points to 0.43% of total assets, compared with 0.48% at December 31, 2020 Improvement in deposit mix such that noninterest-bearing deposits represent 39.54% of total deposits, up from 36.27% at 4Q20 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix 2 – Exclusive of loans acquired from Balboa Capital

Operating Highlights 7 Considered a Non-GAAP measure – See reconciliation of GAAP to Non-GAAP measures in Appendix Growth rates are annualized for the applicable periods

Net Interest Margin 8 Average earning assets up $888.8 million, while spread income increased $5.1 million compared with 3Q21 Margin down 4bps from 3Q21: 7bps due to growth in excess liquidity Offset by 1bp improvement in funding costs 2bps from $763,000 increase in PPP income ($9.4 million in 4Q21 compared with $8.6 million in 3Q21) Continued focus on low cost funding mix such that noninterest bearing deposits are 40% of total deposits at quarter end Excluding accretion and PPP income, net interest income increased $4.5 million in 4Q21 compared to 3Q21: Excludes the impact of excess liquidity (average interest-bearing cash balances above $500 million) Spread Income and Margin:

Noninterest Income 9 Noninterest Income Mortgage banking Revenue increased $4.1 million, or 7.4%, in 4Q21 compared with 3Q21 Production decreased $239.4 million, or 11.6%, over the same period Gain on sale margin increased to 3.27% in 4Q21 compared with 3.17% in 3Q21 4Q21 included a net recovery of servicing right impairment of $4.5 million, compared with an impairment of $1.4 million in 3Q21 SBA Gain on sale of loans was stable at $1.6 million in 4Q21 compared with 3Q21 Other noninterest income Increase in BOLI income of $207,000 compared with 3Q21 Decrease in securities gains of $535,000 primarily related to the sale of one security in 3Q21 Fee income from Balboa Capital added $1.1 million in 4Q21 Noninterest Income Highlights: Noninterest Income Trends

Expenses Adjusted Operating Expenses and Efficiency Ratio(1) OPEX Highlights: 10 Total adjusted operating expenses decreased $1.4 million in 4Q21 compared with 3Q21 Decrease of $1.2 million in 4Q21 Banking division operating expenses primarily due to: $3.5 million decrease in salaries and employee benefits primarily related to an increase in deferred origination costs and decreased stock-based compensation, partially offset by $1.3 million from Balboa Capital $353,000 decrease in advertising and marketing expenses Offset by a $1.8 million increase in occupancy and equipment expense, primarily related to real estate taxes and building maintenance Lines of business operating expenses were approximately flat at $55.9 million in 4Q21 compared with $56.1 million in 3Q21 Continue to drive expense control behaviors throughout the Company to fund future technology and innovation costs 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Retail Mortgage Division Details 11 Rationalization and Stabilization of Mortgage Operations: Retail mortgage originations represent 13% of the Company’s adjusted pre-provision, pre-tax income for 4Q21, down from 50% this time last year Approximately 80% of costs are variable costs relative to production: Additional expense reduction is expected in 1Q22 due to 12% reduction in production from 3Q21 to 4Q21 35% reduction in production from 4Q20 to 4Q21 coincides with 17% reduction in noninterest expense over the same time period plus expected additional expense reduction in 1Q22 due to recent production decline Gain on sale margins returned to normalized levels in 2021 the reduction compared with 4Q20 does not impact variable costs Purchase % is returning closer to normal levels Historically ran 85-90% purchase activity Two most recent quarters are 66% and 62% as refi boom is slowing, compared with 46% this time last year Consistent purchase business due to strong core relationships with builders and realtors

Balance Sheet Trends 12

Capital and TBV Management Focus on TBV Steady Capital Levels Support Growth Rate 13 Management focused on long term growth in TBV TBV decreased $1.20 per share in 4Q21: ($2.21) from impact of Balboa Capital acquisition ($0.02) from all other items including stock compensation, share repurchases and OCI Offset by $1.03 from retained earnings TBV increased $2.57 per share, or 10.8%, compared with 4Q20 TCE / TA at quarter end of 8.05%, down from 8.88% at the end of 3Q21 primarily due to Balboa Capital acquisition offset by retained earnings Excess liquidity impacted TCE/TA by 135bps at quarter end Proforma TCE/TA excluding excess liquidity of 9.39% 4Q21 Adjusted ROTCE of 16.88% 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Loan Diversification and Credit Quality

Diversified Loan Portfolio 4Q21 Loan Portfolio 15 Loan portfolio is well diversified across loan types & geographies C&I loans represent second-largest category of loans Balboa Capital totaled $689.2 million at YE21, which added ~3% to this category Average loan size is $112.3 thousand across all loan types Organic loan growth for 4Q21, excluding acquired loans from Balboa Capital, was 10.4%. For 2021, loan growth was 5.0% CRE and C&D concentrations were 293% and 67%, respectively, at 4Q21 Participations purchased remain < 1% of loans

Loan Growth 4Q21 Loan Balance Changes 16 4Q21 loan growth totaled $1.1 billion. Net of Balboa Capital acquired loans, growth was $383.9 million, or 10.4% annualized Growth was primarily driven by Investor CRE and Residential Mortgages. Almost 22% ($94.2 million) of CRE growth was attributable to a change from the Construction category (C&D) as projects were completed during the quarter PPP loan forgiveness ($146.8 million) and Indirect amortization ($59.3 million) slowed during the 4Q21 as compared to prior periods

Allowance for Loan Losses 17 The ALLL totaled $167.6 million at 4Q21, a net decrease of $3.6 million, or 2%, from 3Q21 The reserve for unfunded commitments totaled $33.2 million, an increase of $10.9 million, or 49%, from 3Q21 The portion of the ALLL attributable to Balboa Capital was comprised of $9.1 million specific reserve against purchased credit deteriorated loans and $7.6 million general reserve During 4Q21, we recorded a provision expense of $2.8 million, primarily the result of an increase in the reserve for unfunded commitments and an increase in modeled loss rates The 4Q21 ALLL equated to 1.06% of total loans and 1.18%, net of PPP loans. The ACL totaled $200.8 million, or 0.99% of total loans + unfunded commitments 4Q21 CECL Reserve

NPA / Charge-Off Trend 18 Non-Performing Assets (“NPAs”) increased $30.8 million, to $101.9 million at 4Q21, primarily as a result of: $25.0 million increase in 90+ past due GNMA and Portfolio Mortgage loans $9.6 million of purchased credit deteriorated loans from the acquisition of Balboa Capital OREO sales and other collections and recoveries reduced NPAs by $7.1 million As a percentage of Total Assets, Total NPAs were 0.43% Net recoveries for 4Q21 totaled $556,000, which equated to an annualized NCO ratio of -0.01% for the quarter and 0.04% YTD Non-Performing Assets Low Net Charge-Offs

Problem Loan Trends 19 Total Classified Loans increased $6.3 million, primarily the result of increased 90+ past due GNMA and Portfolio Mortgage loans, and purchased credit deteriorated loans added via the acquisition of Balboa Capital Criticized Loans (Special Mention + Classified) decreased $2.5 million Non-Performing Loans increased $31.6 million to $98.0 million, primarily as a result of the higher 90+ past due mortgage loans and purchased credit deteriorated loans acquired from Balboa Capital

Investor CRE Loans 20 Approximately 92% of CRE loans are concentrated within our five-state footprint, primarily in the Bank’s primary MSAs of Atlanta, Jacksonville, Orlando, Charleston, Tampa and Greenville

Commercial Real Estate Production 4Q21 Commercial Real Estate Production Summary: 21 4Q21 Construction and Development Loan Production Summary: 4Q21 production of C&D and CRE loans - $2.00 billion in total committed exposure Residential Real Estate Construction: Spec/model to pre-sold ratio of 0.2:1 Total spec loans at low average loan size of $301.0 thousand Investor CRE 4Q21 production: Production totaled $1.26 billion Weighted Average 1.71:1 debt service coverage Weighted Average 58.3% loan/value Summary of CRE Production by Collateral State

22 C&I Loans US Premium Finance 4Q21 production statistics: Balboa Capital acquisition in 4Q21 Day 1 loans totaled $665.8 million Loan production was $23.4 million between Day 1 and YE21 YE21 loans totaled $689.2 million Mortgage Warehouse Division funded $3.2 billion in 4Q21, a 31% decrease over 4Q20 as the refinance boom continues to subside 4Q21 Statistics: Total approved guidance lines = $1.7 billion Average days on line = 16 days No losses since 2016

Appendix

24 Reconciliation of GAAP to Non-GAAP Measures

25 Reconciliation of GAAP to Non-GAAP Measures

26 Reconciliation of GAAP to Non-GAAP Measures

Ameris Bancorp Press Release & Financial Highlights December 31, 2021